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                                                                     EXHIBIT 5.1

                        Wilson Sonsini Goodrich & Rosati
                               650 Page Mill Road
                           Palo Alto, California 94304

                                 March 10, 1999

InfoSpace.com, Inc.
15375 N.E. 90th Street
Redmond, Washington 98052

         RE: REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 to be filed by you with the Securities and Exchange Commission on or about March 10, 1999 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 3,220,000 shares of Common Stock registered pursuant to the Registration Statement (the "Shares"), 1,510,000 of which are presently issued and outstanding and will be sold by certain selling stockholders (the "Selling Stockholders").

     The Shares are to be sold as described in the Registration Statement. As your counsel in connection with this transaction, we have examined the proceedings taken and proposed to be taken in connection with said sale and issuance of the Shares.

     It is our opinion that the up to 1,510,000 Shares to be sold by the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable and that the up to 1,710,000 Shares to be issued and sold by you, when issued and sold in accordance in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectuses constituting a part thereof, and any amendment thereto.

                                      Very truly yours,

                                      WILSON SONSINI GOODRICH & ROSATI
                                      Professional Corporation

                                      /s/ Wilson Sonsini Goodrich & Rosati, P.C.